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                                                                       EXHIBIT 5


                                 May 16, 2001

Ariba, Inc.
1565 Charleston Road
Mountain View, California 94043

             Re:  Ariba, Inc. (the "Company")
                  Registration Statement for
                  an aggregate of 26,523,034 shares of Common Stock

Ladies and Gentlemen:

     We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 26,523,034 shares of Common Stock available for issuance under the Company's 1999 Equity Incentive Plan and Employee Stock Purchase Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1999 Equity Incentive Plan and Employee Stock Purchase Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of Ariba, Inc.'s Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                  Very truly yours,

                                  /s/ Gunderson Dettmer Stough Villeneuve
                                  Franklin & Hachigian, LLP
                                  Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP